UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

GERMAN AMERICAN BANCORP
(Exact name of registrant as specified in its charter)

Indiana	0-11244	35-1547518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2006, the Board of Directors (the “Board”) of German American Bancorp (the "Company"), by the vote of the members of the Board who are not “interested directors” within the meaning of the Marketplace Rules of the NASDAQ Stock Market, Inc., established the balanced scorecards for the executive officers that, taken together, constitute the Company's Management Incentive Plan for such executive officers for 2006, all as recommended by the Human Resources Committee of the Board (the “HR Committee”). In addition, on February 15, 2006, the Long-Term Incentive Award Committee of the Board commenced awarding a new type of long-term incentive award under the Company's 1999 Long-Term Equity Incentive Plan (the "1999 Plan").

Adoption of 2006 Management Incentive Plan

As in past years, executive officers of the Company were compensated for their services in 2005 under a program (known as the Management Incentive Plan) that included the opportunity to receive incentive awards in the form of short-term incentive cash awards and long-term equity incentive awards. The Board of Directors on February 13, 2006, accepted the recommendation of the Human Resources Committee that the Management Incentive Plan be continued for 2006, and established the criteria for personal 2006 "balanced scorecards" under the Plan for each of the Company’s five executive officers, including short-term and long-term entitlements.

Short-term Cash Incentive Scorecards. The Board (upon the recommendation of the HR Committee) established target short-term cash incentive awards for executive officers as percentages of their current year base salary (which range from 30% to 50% of 2006 base salary, depending upon the executive), with maximum awards (payable only if targeted performance and other criteria are substantially exceeded) of as much as 200% of the target awards. The scorecard of Mark A. Schroeder, President and Chief Executive Officer of the Company (the "CEO"), specifies a target award of 50% of his base salary for 2006; hence, if all targeted corporate and individual performance criteria are deemed to have been exceeded by the requisite amount with respect to the CEO's scorecard during 2006, the CEO could earn a short-term cash incentive award for his services during 2006 equal to 100% of his 2006 base salary.

Short-term cash incentive award entitlements for services during 2006 under the scorecards will be based on (a) formula assessments of 2006 corporate performance (such corporate performance measures to represent 80% of the potential short-term incentive award), and (b) formula and/or discretionary assessments of personal or departmental performance during 2006 (representing the remaining 20% of the potential award).

Of the corporate performance portion, 50% will be determined by the Company’s performance (benchmarked in relation to the Company’s percentile ranking within a peer group selected by the HR Committee of certain banking companies located in the Midwest) in growth in earnings per share (25% of total corporate performance criteria) and in revenue as a percent of personnel-related expense (an additional 25% of total corporate performance criteria). The remaining 50% of the corporate performance portion of each executive officer’s 2006 short-term incentive scorecard will be determined by the Company’s percentage growth in its core loans and core deposits.

Long-term Incentive Awards Scorecards. Long-term incentive awards under the Management Incentive Plan have historically been awarded in the form of incentive stock options, with the number of shares determined based upon the dollar values of the long-term incentive awards deemed to have been earned pursuant to the prior year’s scorecards. For services during 2006, executive officers participating in the Management Incentive Plan may earn the right to be awarded long-term incentive awards in 2007, based upon the Company’s average performance (as benchmarked against the Company’s average annual percentile ranking within the peer group described above) in earnings per share growth and return on equity over the three-year period ending December 31, 2006. Like the cash incentive award target values, the dollar values of target long-term incentive awards for executive officers are figured as percentages of their current year base salary, which percentages range from 30 % to 50% of 2006 base salary, depending upon the executive; also like the cash incentive award scorecards, long-term incentive awards (payable only if targeted performance and other criteria are substantially exceeded on an average basis over the three-year period ending December 31, 2006) may be of as much as 200% of the target awards. The dollar value of the CEO’s target long-term incentive award for 2006 is equal to 50% of his 2006 base salary; accordingly, his long term incentive award for 2006 could be as much as 100% of his 2006 base salary, but only if the targeted criteria are both substantially exceeded.

Change in Type and Grant of New Long-Term Incentive Awards

Also on February 13, 2006, the Board, upon the recommendation of the HR Committee, determined the dollar amounts of the cash incentive awards and equity incentive awards that are payable in 2006 to the executive officers, including the CEO, for their services during 2005. These amounts were determined in accordance with the criteria for determination of the amounts established by the respective 2005 scorecards that were previously disclosed by the Company in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2005.

Effective February 15, 2006, the Long-Term Incentive Award Committee (formerly known as the Stock Option Committee) (the "Award Committee") awarded a new type of long-term incentive award under the 1999 Plan. In prior years, awards representing the dollar amounts of long-term incentives deemed to be earned by the executives under their respective personal scorecards were granted in the form of incentive stock options. At the recommendation of the Board and the Human Resources Committee, the Award Committee effective February 15, 2006, determined that future awards of long-term incentives under the 1999 Plan should generally be made in the form of restricted stock, granted in tandem with cash credit entitlements (such tandem grants of restricted stock and cash entitlements together are referred to in this Report as "Restricted Stock Awards"). The Restricted Stock Awards are subject to forfeiture in the event that the recipient of the grant does not continue in employment with the Company through December 15 of the year of grant, at which time they generally vest 100 percent. These and other terms of the Restricted Stock Awards granted on February 15, 2006, by the Award Committee to the Company’s executive officers are more fully set forth in the form of Restricted Stock Award Agreement, the form of which is filed as part of this report as Exhibit 99, and is incorporated herein by reference.

On February 15, 2006, the Award Committee awarded Restricted Stock Awards on the form of the Restricted Stock Award Agreement to executive officers and other management employees, each consisting of newly-issued common stock of the Company (subject to the restrictions and forfeiture conditions set forth in the form of Restricted Stock Award Agreement) which were deemed to have a value of $12.94 per share (based on the NASDAQ Official Closing Price of the Company's common stock on February 14, 2006), and rights to receive cash payments in a dollar amount approximately equal to the dollar value of the restricted stock (which cash rights are subject to similar forfeiture conditions). Of these Restricted Stock Awards, the Award Committee granted to the five executive officers of the Company (in satisfaction of the Company's obligations to make long-term incentive awards in respect of the performance of the Company under their respective personal 2005 scorecards) Restricted Stock Awards with face values (approximately half in the form of restricted stock and half in the form of cash entitlements) as follows: $62,400 to Mr. Schroeder (CEO), $29,867 to Mr. Ewing, $18,400 to Mr. Ruhe, $18,400 to Mr. Rust, and $29,867 to Mr. Sendelweck.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.  The exhibit listed in the Exhibit Index that immediately follows the Signatures page to this Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

German American Bancorp

Date: February 17, 2006	By:	/s/ Mark A. Schroeder
Mark A. Schroeder
President and Chief Executive Officer

EXHIBIT INDEX

99	Form of Restricted Stock Award Agreement that evidences the terms of awards of restricted stock grants and related cash entitlements granted under the 1999 Long-Term Equity Incentive Plan